Exhibit 28(a)3 under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

Federated High Yield Trust

Amendment #6

to the

Restated and Amended Declaration of Trust

dated April 29, 2010

This Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III and substitute in its place the following:

Section 5. Establishment and Designation of Series or Class.

Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes shall be and are established and designated as:

Federated High Yield Trust

Institutional Shares

Service Shares

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Amended and Restated Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of May, 2011, to become effective on September 30, 2011.

WITNESS the due execution hereof this 23rd day of August, 2011.

/s/ John F. Donahue	/s/ Charles F. Mansfield, Jr.
John F. Donahue	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ R. James Nicholson
Nicholas P. Constantakis	R. James Nicholson

/s/ John F. Cunningham	/s/ Thomas M. O’Neill
John F. Cunningham	Thomas M. O’Neill

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh

/s/ Maureen Lally-Green	/s/ James F. Will
Maureen Lally-Green	James F. Will

/s/ Peter E. Madden
Peter E. Madden

Federated High Yield Trust

Amendment #7

to the

Restated and Amended Declaration of Trust

dated April 29, 2010

This Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III and substitute in its place the following:

Section 5. Establishment and Designation of Series or Class.

Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes shall be and are established and designated as:

Federated High Yield Trust

Class A Shares

Class C Shares

Institutional Shares

Service Shares

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Amended and Restated Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of February, 2014, to become effective on April 30, 2014.

WITNESS the due execution hereof this 13th day of February, 2014.

/s/ John F. Donahue	/s/ Charles F. Mansfield, Jr.
John F. Donahue	Charles F. Mansfield, Jr.

/s/ John T. Collins	/s/ Thomas M. O’Neill
John T. Collins	Thomas M. O’Neill

/s/ J. Christopher Donahue	/s/ P. Jerome Richey
J. Christopher Donahue	P. Jerome Richey

/s/ Maureen Lally-Green	/s/ John S. Walsh
Maureen Lally-Green	John S. Walsh

/s/ Peter E. Madden
Peter E. Madden